Exhibit 99.1

FOR IMMEDIATE RELEASE

LEADING INDEPENDENT PROXY ADVISORY FIRMS ISS AND GLASS LEWIS RECOMMEND NEW YORK REIT STOCKHOLDERS VOTE “FOR” THE PLAN OF LIQUIDATION

NEW YORK, NY, December 28, 2016 – New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT), today announced that the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), have recommended that New York REIT stockholders vote “FOR” the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation” or the “Plan”) at the special meeting of the stockholders on Tuesday, January 3, 2017, at 2:30 p.m. at The Core Club, located at 66 E. 55th Street, New York, NY.

In its December 23, 2016 report, ISS concluded1:

“Support for the plan is warranted given the compelling rationale. Moreover, the incentive structure to the new external manager, which will be responsible for the liquidation process, appears to be aligned with shareholders’ interests.”

In its December 23, 2016 report, Glass Lewis concluded1:

“Given the breadth of the board’s review, the absence of any compelling alternatives, the resolution of any ongoing conflict and uncertainty in relation to WWI and the prospective upside and liquidity to be realized through the Plan, we believe investors should support this resolution at this time. Accordingly, we recommend shareholders vote FOR this proposal.”

Commenting on the recommendations from ISS and Glass Lewis, NYRT stated:

“We are pleased that both of the leading proxy advisory firms recommend that NYRT stockholders vote ‘FOR’ the Plan of Liquidation,” said Randolph C. Read, Chairman of the Board of NYRT. “The NYRT Board is confident in its view that pursuing the Plan is the best path to maximize stockholder value. With our recently secured financing, we are in a position of strength to proceed with and complete the Plan, if approved by stockholders, as quickly and efficiently as possible.”

NYRT reminds stockholders that every vote is important, no matter how many or how few shares it represents. The Company urges all stockholders to vote “FOR” the Company’s Plan of Liquidation TODAY.

1 Permission to use quotations neither sought nor obtained.

Your Vote Is Important, No Matter How Many Shares You Own

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

D.F. King & Co., Inc.

Stockholders Call Toll Free: (800) 755-7250
Banks and Brokers Call Collect: (212) 269-5550

About NYRT
NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT’s latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016, and the Definitive Proxy Statement on Schedule 14A with respect to the plan of liquidation filed with the SEC on December 21, 2016, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Media:	Investors:
Jonathan Keehner	Michael A. Happel	Matthew Furbish
Mahmoud Siddig	CEO and President	Director, Investor Relations
Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.	New York REIT, Inc.
jkeehner@joelefrank.com	mhappel@nyrt.com	(212) 415-6500
msiddig@joelefrank.com	(212) 415-6500
(212) 355-4449